EXHIBIT 16.1


                          [ARTHUR ANDERSEN LETTERHEAD]


November 23, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir:

We have read the first two paragraphs of Item 4 included in the Form 8-K dated November 16, 1999 of Tel Offshore Trust filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/S/ ARTHUR ANDERSEN LLP


cc:      Ms. Debbie Miller, Corporate Trustee, Tel Offshore Trust



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